                                                                  EXHIBIT (5)(I)

                                   SCHEDULE D
                       INVESTMENT ADVISORY AGREEMENT FEES

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

FUND                                                                                        DATE
----                                                                                        ----
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                                                      November 5, 1990

Forty-six one-hundredths of one percent (.46%) of the Schwab California
Municipal Money Fund's average daily net assets not in excess of $1 billion;
forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent
(.40%) of such net assets over $2 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                             November 5, 1991

Forty-six one-hundredths of one percent (.46%) of the Schwab U.S. Treasury Money
Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                           February 7, 1992

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage
Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four on hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                                                   November 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Institutional
Advantage Money Fund's average daily net assets not in excess of $1 billion;
forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent
(.40%) of such net assets over $3 billion but not in excess of $10 billion;
thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB RETIREMENT MONEY FUND                                                                November 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Retirement

Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.


SCHWAB NEW YORK MUNICIPAL MONEY FUND                                                        November 10, 1994

Forty-six one-hundredths of one percent (.46%) of the Schwab New York  Municipal
Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB GOVERNMENT CASH RESERVES FUND                                                        October 20, 1997

Forty-six one-hundredths of one percent (.46%) of the Schwab Government Cash
Reserves Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                                                      January 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab New Jersey
Municipal Money Fund's average daily net assets not in excess of $1 billion;
forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent
(.40%) of such net assets over $2 billion.


SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                                                    January 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab Pennsylvania
Municipal Money Fund's average daily net assets not in excess of $1 billion;
forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent
(.40%) of such net assets over $2 billion.

SCHWAB FLORIDA MUNICIPAL MONEY FUND                                                         January 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab Florida Municipal
Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

                           THE CHARLES SCHWAB FAMILY OF FUNDS

                           By:      /s/ William J. Klipp
                                        ------------------------------------
                           Name:        William J. Klipp
                           Title:       Executive Vice President and Chief
                                        Operating Officer

                           CHARLES SCHWAB & CO., INC.

                           By:      /s/ Colleen M. Hummer
                                        ------------------------------------
                           Name:        Colleen M. Hummer
                           Title:       Senior Vice President